Exhibit 10.4

EXECUTION VERSION

INTELLECTUAL PROPERTY MATTERS AGREEMENT

BY AND BETWEEN

VARIAN MEDICAL SYSTEMS, INC.

AND

VAREX IMAGING CORPORATION

DATED AS OF JANUARY 27, 2017

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Schedule B: Varian Licensed Accelerator Technology
Schedule C: Exemplary Excluded Accelerator Technology
Schedule D: Varian Licensed Software
Schedule E: Varex Deliverable Items
Schedule F: Varian Deliverable Items
Schedule G: Source Code Escrow Agreement Terms
Schedule H: Attila EULA

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INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT, dated as of January 27, 2017 (this “Agreement”), is by and between Varian Medical Systems, Inc., a Delaware corporation (“Varian”), and Varex Imaging Corporation, a Delaware corporation (“Varex”).

R E C I T A L S:

WHEREAS, the board of directors of Varian (the “Varian Board”) has determined that it is in the best interests of Varian and its stockholders to create a new publicly traded company that shall operate the Varex Business;

WHEREAS, in furtherance of the foregoing, the Varian Board has determined that it is appropriate and desirable to separate the Varex Business from the Varian Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Varian Shares on the Record Date of all the outstanding Varex Shares owned by Varian (the “Distribution”);

WHEREAS, in order to effectuate the Separation and the Distribution, Varian and Varex have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”); and

WHEREAS, the Varex Group desires to receive (and the Varian Group is willing to grant to the Varex Group) certain licenses and rights under the Varian Licensed IP, and the Varian Group desires to receive (and the Varex Group is willing to grant to the Varian Group) certain licenses and rights under the Varex Licensed IP, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Definitions . For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accelerator Technology” has the meaning set forth in the Separation and Distribution Agreement.

(b) “Action” has the meaning set forth in the Separation and Distribution Agreement.

(c) “Affiliate” has the meaning set forth in the Separation and Distribution Agreement.

(d) “Agreement” has the meaning set forth in the Preamble.

(e) “Ancillary Agreements” has the meaning set forth in the Separation and Distribution Agreement.

(f) “Applicable Terms” has the meaning set forth in Section 2.02.

(g) “Assets” has the meaning set forth in the Separation and Distribution Agreement.

(h) “Attila EULA” shall mean the Attila Product Line End User License and Maintenance Agreement in the form attached hereto as Schedule H.

(i) “Attila Program” shall mean the full Attila product suite owned by Varian immediately prior to the Separation and Distribution.

(j) “Control” shall mean, with respect to any Patent, any item of Software or Technology or any other intellectual property right, possession of the right, whether by ownership, license or otherwise (other than by operation of the licenses and sublicenses granted under this Agreement), to grant a license or sublicense under such Patent, item of Software or Technology or other intellectual property right as provided for herein without violating the terms of, or triggering any payment obligations under, any agreement with any Third Party.

(k) “Derivative Work” shall mean a work that is based upon one or more preexisting works, and which is a derivative work, including any revision, modification, translation, abridgment, condensation, expansion, collection, compilation and any other form in which such preexisting works may be recast, transformed or adapted, and that, if prepared without authorization by the owner of a preexisting work, would constitute copyright infringement.

(l) “Dispute” has the meaning set forth in Section 10.13.

(m) “Disclosing Party” has the meaning set forth in Section 3.03(a).

(n) “Distribution” has the meaning set forth in the Recitals.

(o) “Distribution Date” shall mean the date of the consummation of the Distribution, which shall be determined by the Varian Board in its sole and absolute discretion.

(p) “Effective Time” has the meaning set forth in the Separation and Distribution Agreement.

(q) “Excluded Accelerator Technology Materials” has the meaning set forth in Section 2.04(a).

(r) “Exploit” shall mean to make, have made, import, use, sell or offer for sale, including to research, develop, commercialize, register, manufacture, have manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of.

(s) “Force Majeure” has the meaning set forth in the Separation and Distribution Agreement.

(t) “Group” shall mean either the Varex Group or the Varian Group, as the context requires.

(u) “Improvements” shall mean any improvements, additions, modifications, developments, variations, refinements, enhancements, compilations, collective works or Derivative Works.

(v) “IP Agreement Information” has the meaning set forth in Section 3.03(a).

(w) “Law” has the meaning set forth in the Separation and Distribution Agreement.

(x) “Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

(y) “Licensed IP” shall mean the Varex Licensed IP or the Varian Licensed IP, as the context may require.

(z) “Licensee” shall mean (i) with respect to the Varian Licensed IP, Varex, and (ii) with respect to the Varex Licensed IP, Varian.

(aa) “Licensor” shall mean (i) with respect to the Varian Licensed IP, Varian, and (ii) with respect to the Varex Licensed IP, Varex.

(bb) “Licensor Indemnitees” has the meaning set forth in Section 9.01.

(cc) “Limited Sublicense” has the meaning set forth in Section 2.02.

(dd) “Parent Assets” has the meaning set forth in the Separation and Distribution Agreement.

(ee) “Parties” shall mean the parties to this Agreement.

(ff) “Patents” has the meaning set forth in the Separation and Distribution Agreement.

(gg) “Person” has the meaning set forth in the Separation and Distribution Agreement.

(hh) “Receiving Party” has the meaning set forth in Section 3.03(a).

(ii) “Record Date” has the meaning set forth in the Separation And Distribution Agreement.

(jj) “Representatives” has the meaning set forth in the Separation and Distribution Agreement.

(kk) “Separation” has the meaning set forth in the Recitals.

(ll) “Separation and Distribution Agreement” has the meaning set forth in the Recitals.

(mm) “Software” has the meaning set forth in the Separation and Distribution Agreement.

(nn) “Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

(oo) “Technology” has the meaning set forth in the Separation and Distribution Agreement.

(pp) “Third Party” has the meaning set forth in the Separation and Distribution Agreement.

(qq) “Trademarks” has the meaning set forth in the Separation and Distribution Agreement.

(rr) “Varex” has the meaning set forth in the Preamble.

(ss) “Varex Assets” has the meaning set forth in the Separation and Distribution Agreement.

(tt) “Varex Business” has the meaning set forth in the Separation and Distribution Agreement.

(uu) “Varex Field” shall mean products and services used in the Varex Operating Activities, but excluding the Varian Field.

(vv) “Varex Group” has the meaning set forth in the Separation and Distribution Agreement.

(ww) “Varex Invention Disclosures” has the meaning set forth the Separation and Distribution Agreement.

(xx) “Varex Licensed Invention Disclosures” shall mean any Varex Invention Disclosure that is included in the Varex Licensed Technology.

(yy) “Varex Licensed IP” shall mean, collectively, (i) the Varex Licensed Patents, (ii) the Varex Licensed Software and (iii) the Varex Licensed Technology.

(zz) “Varex Licensed Patents” shall mean (i) any Patents Controlled by the Varex Group as of the Effective Time (after giving effect to the Separation and Distribution); (ii) any patent issuing on any patent application included in clause (i) above; (iii) any patent claims issuing on any patent application that claims priority from, and that cover exclusively subject matter that is entitled to priority to, any patent or patent application included in clause (i) above (including any divisional, continuation, continuation-in-part, reissue, reexamination, or extension) with a priority date that is on or before the Distribution Date; (iv) any foreign counterpart of any of the foregoing patents and patent applications with a priority date that is on or before the Distribution Date; and (v) any claim of any patent or patent application if the subject matter of such claim is disclosed by one or more Varex Licensed Invention Disclosures entered into the patent database maintained by Varian’s legal department on or before the Distribution Date. For clarity, except as provided in clauses (ii) through (v) above, Varex Licensed Patents shall not include any patents or patent applications filed with any patent authority after the Effective Time.

(aaa) “Varex Licensed Software” shall mean only the specific items of Software set forth on Schedule A, in each case in the form in which such items exist as of the Effective Time.

(bbb) “Varex Licensed Technology” shall mean any Technology (other than Trademarks) Controlled by the Varex Group as of the Effective Time (after giving effect to the Separation and Distribution), in each case in the form in which such Technology exists as of the Effective Time.

(ccc) “Varex Operating Activities” has the meaning set forth in the Separation and Distribution Agreement.

(ddd) “Varex Shares” shall mean the shares of common stock, par value $0.01 per share, of Varex.

(eee) “Varex Deliverable Items” has the meaning set forth in Section 2.03(a).

(fff) “Varian” has the meaning set forth in the Preamble.

(ggg) “Varian Board” has the meaning set forth in the Recitals.

(hhh) “Varian Business” shall mean the Parent Business (as such term is defined in the Separation and Distribution Agreement).

(iii) “Varian Field” shall mean products and services used in oncology therapy, radiation therapy and radiation medicine, including medical devices and software for treating cancer with radiotherapy, radiosurgery, proton therapy and brachytherapy and imaging technology and information technology related to oncology therapy, radiation therapy and radiation medicine.

(jjj) “Varian Group” has the meaning set forth in the Separation and Distribution Agreement.

(kkk) “Varian Invention Disclosures” shall mean the Parent Invention Disclosures (as such term is defined in the Separation and Distribution Agreement).

(lll) “Varian Licensed Accelerator Technology” shall mean only the specific items of Accelerator Technology set forth on Schedule B, in each case in the form in which such items exist as of the Effective Time. For clarity, without expanding the foregoing, Varian Licensed Accelerator Technology excludes the Accelerator Technology set forth on Schedule C.

(mmm) “Varian Licensed Invention Disclosures” shall mean any Varian Invention Disclosure that is included in the Varian Licensed Technology.

(nnn) “Varian Licensed IP” shall mean, collectively, (i) the Varian Licensed Patents, (ii) the Varian Licensed Software and (iii) the Varian Licensed Technology.

(ooo) “Varian Licensed Patents” shall mean (i) any Patents Controlled by the Varian Group as of the Effective Time (after giving effect to the Separation and Distribution); (ii) any patent issuing on any patent application included in clause (i) above; (iii) any patent claims issuing on any patent application that claims priority from, and that cover exclusively subject matter that is entitled to priority to, any patent or patent application included in clause (i) above (including any divisional, continuation, continuation-in-part, reissue, reexamination, or extension) with a priority date that is on or before the Distribution Date; (iv) any foreign counterpart of any of the foregoing patents and patent applications with a priority date that is on or before the Distribution Date; and (v) any claim of any patent or patent application if the subject matter of such claim is disclosed by one or more Varian Licensed Invention Disclosures entered into the patent database maintained by Varian’s legal department on or before the Distribution Date. For clarity, except as provided in clauses (ii) through (v) above, Varian Licensed Patents shall not include any patents or patent applications filed with any patent authority after the Effective Time.

(ppp) “Varian Licensed Software” shall mean only the specific items of Software set forth on Schedule D, in each case in the form in which such items exist as of the Effective Time.

(qqq) “Varian Licensed Technology” shall mean any Technology (other than Trademarks) Controlled by the Varian Group as of the Effective Time (after giving effect to the Separation and Distribution), in each case in the form in which such Technology exists as of the Effective Time; provided, however, that Varian Licensed Technology shall not include any Accelerator Technology other than the Varian Licensed Accelerator Technology.

(rrr) “Varian Shares” shall mean the common shares, par value $1.00 per share, of Varian.

(sss) “Varian Deliverable Items” has the meaning set forth in Section 2.03(b).

ARTICLE II

GRANT OF LICENSE

Section 2.01 Grant of License.

(a) Subject to the terms and conditions of this Agreement, and subject to any rights of Third Parties that may be in effect, effective as of the Effective Time, Varex (and each other member of the Varex Group) hereby grants to Varian (and each other member of the Varian Group) a nonexclusive, perpetual (except to the extent terminated in accordance with the provisions of this Agreement), fully paid-up, worldwide, non-sublicensable (except as set forth in Section 2.02), non-assignable (except as provided in Section 10.04), royalty-free and irrevocable (except to the extent terminated in accordance with the provisions of this Agreement) license or sublicense, as applicable, under all of Varex’s (and such Varex Group member’s) right, title and interest in and to the Varex Licensed IP, to use (including to reproduce, distribute, perform, display and prepare Derivative Works based upon) the Varex Licensed IP, solely for the purpose of Exploiting products and services in the Varian Field.

(b) Subject to the terms and conditions of this Agreement, and subject to any rights of Third Parties that may be in effect, effective as of the Effective Time, Varian (and each other member of the Varian Group) hereby grants to Varex (and each other member of the Varex Group) a nonexclusive, perpetual (except to the extent terminated in accordance with the provisions of this Agreement), fully paid-up, worldwide, non-sublicensable (except as set forth in Section 2.02), non-assignable (except as provided in Section 10.04), royalty-free and irrevocable (except to the extent terminated in accordance with the provisions of this Agreement) license or sublicense, as applicable, under all of Varian’s (and such Varian Group member’s) right, title and interest in and to the Varian Licensed IP, to use (including to reproduce, distribute, perform, display and prepare Derivative Works based upon) the Varian Licensed IP, solely for the purpose of Exploiting products and services in the Varex Field.

(c) Notwithstanding anything to the contrary herein, and except as permitted by the Attila EULA or any other agreement between the Parties or any members of their respective Groups, (i) Varian and the other members of its Group shall have the right hereunder to use the source code to the Attila Program solely for the purposes of (x) researching and developing Varian’s and its Group members’ own products and services in the Varian Field and (y) performing shielding calculation services in the Varian Field for Third Parties (and, for clarity, Varian and the other members of its Group shall not have the right hereunder to sell or license any product or software-as-a-service consisting of or including any source code or object code to the Attila Program, it being understood that the performance by Varian or any member of its Group of shielding calculation services in the Varian Field for Third Parties shall not be considered the sale or license of any product or software-as-a-service for purposes of this clause (i)), (ii) Varex and the other members of its Group shall not have the right hereunder to sell or otherwise commercialize any product or service consisting of, including or using the Varian Licensed Software other than products and services in the Varex Field that use the Varian Licensed Software in conjunction with, and solely in conjunction with, a flat panel detector sold by Varex or any member of its Group and (iii) neither Licensee nor any member of its Group shall sell, transfer, disclose or otherwise provide or make available to any Third Party any source code that is included in Licensor’s Licensed IP or otherwise delivered under Section 2.03 of this Agreement.

(d) Notwithstanding anything to the contrary in Section 2.01(b), the license grant by Varian (and each other member of the Varian Group) to Varex (and each other member of the Varex Group) with respect to the TrueBeam Computed Tomography (CBCT) reconstruction software shall be subject to the payment terms set forth on Schedule D hereto.

Section 2.02 Sublicensing . Licensee and its Group members shall have the right to grant have-made rights and sublicenses under the licenses and sublicenses granted to them hereunder solely to their contractors for the sole purpose of Exploiting Licensee’s and its Group members’ own products and services in the Varex Field or the Varian Field, as applicable (“Limited Sublicenses”); provided, however, that (a) any such Limited Sublicense shall exclude the right to grant further have-made rights or sublicenses, (b) any such Limited Sublicense shall be made pursuant to a written agreement (i) that is consistent with, and subject and subordinate to, the terms and conditions of this Agreement (including the requirement in this Section 2.02 that such Limited Sublicense be for the sole purpose of Exploiting Licensee’s and its Group members’ own products and services in the Varex Field or the Varian Field, as applicable) and (ii) pursuant to which the grantee agrees to be bound by any applicable terms or conditions of this Agreement, including any restrictions on Licensee’s use of Licensor’s Licensed IP and any confidentiality obligations of Licensee hereunder (the “Applicable Terms”), and (c) Licensee shall remain responsible to Licensor for the performance of Licensee’s obligations under this Agreement and shall be responsible to Licensor for any failure of any such grantee to comply with the Applicable Terms.

Section 2.03 Deliveries; Escrow.

(a) In connection with the Separation, subject to the license grant in Section 2.01(a) of this Agreement, Varian shall have the right to retain (i) each item of Varex Licensed Software and (ii) each of the items listed on Schedule E (the “Varex Deliverable Items”), in each case ((i) and (ii)) in the form, condition and format in which such Varex Licensed Software or Varex Deliverable Item exists as of the Effective Time, and upon Varian’s request (which request must be made no later than 180 days following the Distribution Date), Varex shall provide to Varian a copy of any such Varex Licensed Software or Varex Deliverable Item that is not in Varian’s possession as of the Distribution Date.

(b) Subject to the license grant in Section 2.01(b) of this Agreement, no more than 30 days following the Distribution Date, Varian shall provide to Varex (i) each item of Varian Licensed Software and (ii) each of the items listed on Schedule F (the “Varian Deliverable Items”), in each case ((i) and (ii)) in the form, condition and format in which such Varian Licensed Software or Varian Deliverable Item exists as of the Effective Time.

(c) If Licensee at any time reasonably believes that a patent issuing after Effective Time contains any claim described in clause (v) of the definition of Varian Licensed Patents (in the case of Varex as Licensee) or clause (v) of the definition of Varex Licensed Patents (in the case of Varian as Licensee), then, upon Licensee’s written request to Licensor identifying such patent, Licensor shall inform Licensee of Licensor’s good faith belief as to whether or not any claims of such patent are described in such clause and, if Licensor believes in good faith that any claims of such patent are described in such clause, provide Licensee with a list of such claims.

(d) Subject to Section 2.03(a), Section 2.03(b) and Section 2.03(c) above and clauses (ii) and (iii) of Section 6.1(a) of the Separation and Distribution Agreement, neither Licensor nor any other member of its Group shall have any obligation under this Agreement or the Separation and Distribution Agreement to, or use any efforts to, provide or make available, or cause to be provided or made available, to Licensee or any member of Licensee’s Group any information or materials related to Licensor’s Licensed IP.

(e) On or promptly after the Distribution Date, if they have not done so already, the Parties shall enter into the Attila EULA.

(f) After the Distribution Date, the Parties shall enter into a mutually agreeable escrow arrangement, pursuant to which Varian will place the Acuros CTS source code into escrow. The material terms of the escrow agreement will be set forth on Schedule G.

(g) Nothing in this Section 2.03 shall transfer ownership of any Assets or otherwise affect or change the ownership of Assets set forth in the Separation and Distribution Agreement. Without limiting the foregoing, (i) Section 2.03(a) shall not cause any of the Varex Licensed Software or Varex Deliverable Items to be Parent Assets under Section 2.2(b)(i) of the Separation and Distribution Agreement and (ii) Section 2.03(b) shall not cause any of the Varian Licensed Software or Varian Deliverable Items to be Varex Assets under Section 2.2(a)(iv) of the Separation and Distribution Agreement.

Section 2.04 Destruction.

(a) In connection with the Separation (and in any event within 14 business days after the Distribution Date), Varex shall (i) use its reasonable best efforts to identify any documents or materials, including any drawings, subdrawings and content related thereto in the possession or under the control of Varex or any member of its Group, in each case in any form whatsoever (including all copies thereof and all notes, extracts or summaries based thereon), that in any way contain, disclose or describe any Accelerator Technology other than (1) the Varian Licensed Accelerator Technology or (2) any Accelerator Technology that is a Varex Asset (“Excluded Accelerator Technology Materials”) and (ii) either deliver to Varian or destroy (1) any Excluded Accelerator Technology Materials set forth on Schedule C and (2) any other Excluded Accelerator Technology Materials identified pursuant to clause (i) above (and, notwithstanding anything to the contrary in the Separation and Distribution Agreement, neither Varex nor any member of its Group shall retain any electronic back-up versions of any such Excluded Accelerator Technology Materials on any computer system backup tapes, disks or other backup storage devices or in any other manner). Promptly following the completion of such delivery and destruction, Varex shall deliver to Varian written confirmation of compliance with its obligations under this Section 2.04(a), which confirmation shall be signed by an authorized representative of Varex.

(b) Without limiting Varex’s obligations under Section 2.04(a), if at any time after the Distribution Date Varex or any member of its Group becomes aware of, or Varian notifies Varex of, any Excluded Accelerator Technology Materials that were not delivered to Varian or destroyed pursuant to Section 2.04(a), then Varex shall promptly (i) deliver to Varian or destroy such Excluded Accelerator Technology Materials (and, notwithstanding anything to the contrary in the Separation and Distribution Agreement, neither Varex nor any member of its Group shall retain any electronic back-up versions of such Excluded Accelerator Technology Materials on any computer system backup tapes, disks or other backup storage devices or in any other manner) and (ii) deliver to Varian written confirmation of compliance with its obligations under this Section 2.04(b) with respect to such Excluded Accelerator Technology Materials, which confirmation shall be signed by an authorized representative of Varex.

(c) Without limiting Varex’s obligations under Section 2.04(a) and Section 2.04(b), if Varex in good faith identifies any Accelerator Technology that is not set forth on Schedule B but that Varex reasonably believes was intended by the Parties to be included in the Varian Licensed Accelerator Technology, Varex may, by written notice to Varian, request that Varian grant Varex a license to such Accelerator Technology, and Varian shall consider any such request in good faith (provided, for clarity, that nothing in this Section 2.04(c) shall be construed to require Varian to grant any such license).

(d) For a period of four (4) years after the Distribution Date, Varian shall have the right to cause a Third Party auditor selected by Varian and reasonably acceptable to Varex, upon reasonable notice, during regular business hours and under customary obligations of confidence to Varex, to audit the records and databases of Varex and the other members of its Group to confirm that Varex has complied with its obligations under Section 2.04(a) and Section 2.04(b) and to identify any Excluded Accelerator Technology Materials that have not otherwise been delivered to Varian or destroyed. Varex and the other members of its Group shall reasonably cooperate with any such audit, including by making their personnel reasonably available to provide information and assistance reasonably required by the Third Party auditor. Upon completion of any such audit, the Third Party auditor shall prepare and deliver to the Parties a report (i) stating whether the audit identified any Excluded Accelerator Technology Materials that have not otherwise been delivered to Varian or destroyed and (ii) if the audit identified any such Excluded Accelerator Technology Materials, a description thereof. Except as provided in the preceding sentence, the Third Party auditor shall not provide Varian with any information regarding the audited records and databases. Without limiting Varex’s obligations under Section 2.04(a) or Section 2.04(b), if the audit identifies any Excluded Accelerator Technology Materials that have not otherwise been delivered to Varian or destroyed, then Varex shall promptly (x) deliver to Varian or destroy such Excluded Accelerator Technology Materials (and, notwithstanding anything to the contrary in the Separation and Distribution Agreement, neither Varex nor any member of its Group shall retain any electronic back-up versions of such Excluded Accelerator Technology Materials on any computer system backup tapes, disks or other backup storage devices or in any other manner) and (y) deliver to Varian written confirmation of compliance with its obligations under this sentence with respect to such Excluded Accelerator Technology Materials, which confirmation shall be signed by an authorized representative of Varex. Varian shall pay the costs of the Third Party auditor, unless the audit identifies any breach of Varex’s obligations under Section 2.04(a) or Section 2.04(b), in which case (without limiting any other rights or remedies that may be available to Varian) Varex shall pay the costs of the Third Party auditor.

Section 2.05 Improvements. Licensee and the other members of its Group shall have the right to make Improvements to Licensor’s Licensed IP. As between the Parties, Licensee and the other members of its Group shall own all right, title and interest in and to any Improvements to Licensor’s Licensed IP made by or on behalf of Licensee or any member of its Group after the Effective Time; provided, however, that nothing in this Section 2.05 is intended or shall be construed to grant to Licensee or any member of its Group any rights to Licensor’s Licensed IP in addition to those otherwise granted to them under this Agreement.

Section 2.06 Retained Rights. As between the Parties, subject to the rights, licenses and sublicenses granted to Licensee and the other members of its Group hereunder,

Licensor and the other members of its Group are and shall be the sole and exclusive owners of Licensor’s Licensed IP. Except as expressly provided herein, Licensor and the other members of its Group grant no rights, licenses or sublicenses to Licensee or any member of its Group hereunder. Without limiting the foregoing, except to the extent authorized pursuant to any other written agreement between the Parties or any members of their Groups, neither Licensee nor any member of its Group shall (a) use any of Licensor’s Licensed IP in any manner that exceeds the scope of the licenses and sublicenses granted to Licensee and the other members of its Group hereunder or (b) use in any manner any Software or Technology owned or controlled by Licensor or any member of its Group other than Licensor’s Licensed IP.

ARTICLE III

COVENANTS

Section 3.01 No Challenge to Title. Neither Licensee nor any member of its Group shall do, or license, authorize or otherwise enable or assist any Third Party to do, any of the following: (a) represent to any Person in any manner that it owns or has any ownership rights in or to any of Licensor’s Licensed IP; (b) apply for any federal, state, national or supranational registration of any of Licensor’s Licensed IP; or (c) impair, dispute or in any way contest or challenge the validity or enforceability of any of Licensor’s Licensed IP or any right, title or interest of Licensor or any member of its Group therein or thereto.

Section 3.02 No Conflicting Grants. Neither Licensor nor any member of its Group shall grant any right, license or sublicense to any Third Party that would conflict with any license or sublicense granted to Licensee or any member of its Group hereunder; provided, however, that this Section 3.02 is not intended and shall not be construed to restrict Licensor or any member of its Group from licensing, assigning or otherwise transferring Licensor’s Licensed IP or any of its rights therein to any Person, or using Licensor’s Licensed IP for any purpose, in each case subject to the licenses and sublicenses granted hereunder.

Section 3.03 Confidentiality. Without limiting any other rights or obligations of the Parties under the Separation and Distribution Agreement or any other Ancillary Agreement:

(a) Any information or materials relating to the Licensed IP of a Party (the “Disclosing Party”) that is disclosed or provided by the Disclosing Party or any member of its Group or their respective Representatives to the other Party (the “Receiving Party”) or any member of the Receiving Party’s Group or their respective Representatives under or in connection with this Agreement, or is otherwise is in the possession or under the control of the Receiving Party or any member of the Receiving Party’s Group (such information and materials, collectively, “IP Agreement Information”), shall be deemed confidential and proprietary information concerning the Disclosing Party or a member of the Disclosing Party’s Group or their respective businesses for purposes of Section 6.9(a) of the Separation and Distribution Agreement;

(b) The Receiving Party’s use and disclosure of IP Agreement Information to the extent reasonably required to exercise its rights (including pursuant to Section 2.01) or perform its obligations under this Agreement shall be deemed a purpose expressly permitted under this Agreement for purposes of Section 6.9(a) of the Separation and Distribution Agreement;

(c) The Receiving Party’s disclosure of IP Agreement Information to the extent required to file, prosecute or maintain registrations or applications for registration with respect to its intellectual property or to prosecute or defend against litigation shall be deemed purposes expressly permitted under this Agreement for purposes of Section 6.9(a) of the Separation and Distribution Agreement; provided, however, that the Receiving Party shall use reasonable best efforts to secure confidential treatment any IP Agreement Information disclosed pursuant to this clause (c); and

(d) The Receiving Party’s disclosure of IP Agreement Information in communications with bona fide existing or prospective acquirers, merger partners, lenders, investors, licensees, sublicensees or collaborators, in each case solely on a need to know basis and under confidentiality restrictions substantially equivalent to those applicable to the Receiving Party under this Agreement and the Separation and Distribution Agreement, shall be deemed a purpose expressly permitted under this Agreement for purposes of Section 6.9(a) of the Separation and Distribution Agreement; provided, however, that the Receiving Party shall be responsible to the Disclosing Party for any violation of such confidentiality restrictions by any Person receiving IP Agreement Information under this clause (d).

For clarity, nothing in this Section 3.03 is intended or shall be construed to permit Licensee or any member of its Group to sell, transfer, disclose or otherwise provide or make available to any Third Party any source code that is included in Licensor’s Licensed IP or otherwise delivered under Section 2.03 of this Agreement.

ARTICLE IV

PROSECUTION, MAINTENANCE, ENFORCEMENT AND DEFENSE

Section 4.01 Prosecution and Maintenance. As between the Parties, Licensor shall have the sole right, but not any obligation, to prepare, file, prosecute and maintain any registrations or applications for registration with respect to Licensor’s Licensed IP and to take any actions in connection with any proceedings related to such registrations or applications for registration, in each case, at Licensor’s sole cost and expense; provided, however, that if reasonably requested by Licensor, Licensee and the other members of its Group shall reasonably cooperate with Licensor in connection with any such activities, at Licensor’s cost and expense. For clarity, Licensor (or any member of its Group) may at any time discontinue maintenance of or otherwise abandon any registrations or applications for registration with respect to Licensor’s Licensed IP, without any obligation whatsoever to Licensee or any member of its Group.

Section 4.02 Enforcement and Defense.

(a) Licensee shall advise Licensor reasonably promptly if (and in no event later than 10 business days after) Licensee or any member of its Group becomes aware of any unauthorized Third-Party use of Licensor’s Licensed IP. Neither Licensee nor any member of its Group shall take any steps to contact any Third Party with respect to any such unauthorized use.

(b) As between the Parties, Licensor shall have the sole right, but not any obligation, to determine whether and in what manner to respond to any unauthorized Third-Party use of Licensor’s Licensed IP and shall be exclusively entitled to any remedies, including monetary damages, related thereto or resulting therefrom. As between the Parties, Licensor shall have the sole right, but not any obligation, to defend and control the defense of the validity and enforceability of Licensor’s Licensed IP. If reasonably requested by Licensor, Licensee and the other members of its Group shall reasonably cooperate with Licensor in connection with any such activities, at Licensor’s cost and expense.

Section 4.03 Third Party Actions. Licensee shall advise Licensor promptly if Licensee or any member of its Group becomes aware of any allegations, claims or demands (actual or threatened) that any use of Licensor’s Licensed IP by Licensee or any member of its Group infringes any rights of any Third Party. Neither Licensee nor any member of its Group shall enter into any settlement, admit any liability or consent to any judgment that would adversely affect the rights or interest of Licensor or any member of its Group with respect to Licensor’s Licensed IP without the prior written consent of Licensor. Licensor shall have the right to employ separate counsel and participate in the defense of any such action, at Licensor’s own cost and expense.

ARTICLE V

BANKRUPTCY

The rights and licenses granted under this Agreement are intended and shall be deemed to be a license of “intellectual property” within the meaning of Section 365(n) of the United States Bankruptcy Code (and any analogous provision of applicable Law outside the United States). If Section 365(n) of the United States Bankruptcy Code (or any analogous provision of applicable Law outside the United States) is applicable and the trustee or debtor-in-possession has rejected this Agreement and Licensee (or any other member of its Group) has elected pursuant to Section 365(n) of the United States Bankruptcy Code (or any analogous provision of applicable Law outside the United States) to retain its rights hereunder, then upon the written request of Licensee, the trustee or debtor-in-possession shall provide to Licensee a complete duplicate of (or complete access to, as appropriate) any such intellectual property (including embodiments thereof) held or controlled by the trustee or debtor-in-possession.

ARTICLE VI

TERMINATION

Section 6.01 Termination for Material Breach.

(a) Licensor may terminate this Agreement with respect to any item of Licensor’s Licensed IP in the event of a material breach of this Agreement by Licensee or any member its Group with respect to such item, if such breach is not cured within 30 days following Licensee’s receipt of written notice of such breach from Licensor.

(b) Varian may terminate this Agreement with respect to the Varian Licensed Accelerator Technology in the event of a material breach of this Agreement by Varex or any member of its Group with respect to the Accelerator Technology, if such breach is not cured within 30 days following Varex’s receipt of written notice of such breach from Varian.

(c) Varex may terminate this Agreement with respect to the license of the Attila Program in the event of a material breach of this Agreement by Varian or any member of its Group with respect to the Attila Program (and, for clarity, Varian and the other members of its

Group will be deemed to have committed such a material breach if they sell or license any product or software-as-a-service consisting of or including any source code or object code to the Attila Program, except as permitted by the Attila EULA or any other agreement between the Parties or any members of their respective Groups, it being understood that the performance by Varian or any member of its Group of shielding calculation services in the Varian Field for Third Parties shall not be considered the sale or license of any product or software-as-a-service for purposes of this sentence), if such breach is not cured within 30 days following Varian’s receipt of written notice of such breach from Varex.

Section 6.02 Termination Upon Bankruptcy. Licensor may terminate this Agreement with respect to all of Licensor’s Licensed IP by written notice to Licensee in the event of: (a) Licensee’s making a general assignment for the benefit of its creditors or filing a voluntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import; or (b) the filing of an involuntary petition against Licensee under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under any law of like import, which petition remains un-dismissed or un-stayed for a period of sixty (60) days; or (c) the appointment of a trustee or receiver for Licensee or its property.

Section 6.03 Termination by Licensee. Licensee may terminate this Agreement with respect to any item of Licensor’s Licensed IP upon written notice of such termination to Licensor.

Section 6.04 Effect of Termination; Survival. Upon termination of this Agreement with respect to any item of Licensor’s Licensed IP, (a) any license or sublicense granted to Licensee or any member of its Group under Section 2.01 with respect to such item shall terminate, (b) any rights of Licensee or any member of its Group under Section 2.02 to grant Limited Sublicenses with respect to such item shall terminate (and any Limited Sublicenses with respect to such item previously granted by Licensee or any member of its Group under Section 2.02 shall automatically terminate), (c) any obligations of Licensor under Section 2.03(c) with respect to such item shall terminate, (d) any rights of Licensee or any member of its Group under Section 2.05 to make Improvements to such item shall terminate, (e) neither Licensor nor any member of its Group shall have any further restrictions under Section 3.02 with respect to such item, (f) Licensee’s obligation under the first sentence of Section 4.02(a) with respect to such item shall terminate, and (g) subject to clauses (a) through (e) above, all other rights and obligations of the Parties under this Agreement shall survive and remain in full force and effect. No termination of this Agreement shall affect any rights or obligations that may have accrued prior to such termination or limit any rights or remedies that may otherwise be available to a Party at law or in equity.

ARTICLE VII GROUP MEMBERS

Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any other member of such Party’s Group.

ARTICLE VIII

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

Section 8.01 Disclaimer of Representations and Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, (A) ALL LICENSED IP IS LICENSED, SUBLICENSED AND FURNISHED HEREUNDER “AS IS,” WITHOUT ANY SUPPORT, ASSISTANCE, MAINTENANCE OR WARRANTIES OF ANY KIND WHATSOEVER, (B) LICENSEE AND THE OTHER MEMBERS OF ITS GROUP ASSUME TOTAL RESPONSIBILITY AND RISK FOR ITS AND THEIR USE OF ANY OF LICENSOR’S LICENSED IP AND (C) NEITHER LICENSOR NOR ANY OTHER MEMBER OF ITS GROUP MAKES (AND LICENSOR AND THE OTHER MEMBERS OF ITS GROUP HEREBY EXPRESSLY DISCLAIM) ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER WITH RESPECT TO LICENSOR’S LICENSED IP, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF TITLE OR NON-INFRINGEMENT, OR ANY WARRANTY THAT LICENSOR’S LICENSED IP IS “ERROR FREE.”

Section 8.02 Exclusion of Certain Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER PARTY IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF, EACH OTHER MEMBER OF ITS GROUP AND ITS AND THEIR REPRESENTATIVES ANY CLAIM FOR SUCH DAMAGES, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE; PROVIDED, HOWEVER, THAT THE FOREGOING EXCLUSION SHALL NOT APPLY IN RESPECT OF ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH (A) ANY BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS WITH RESPECT TO IP AGREEMENT INFORMATION, (B) ANY BREACH BY VAREX OR ANY MEMBER OF ITS GROUP OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO ACCELERATOR TECHNOLOGY, (C) ANY GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD OF OR BY A PARTY, OR (D) ANY CLAIMS FOR INDEMNIFICATION IN RESPECT OF THIRD-PARTY CLAIMS UNDER ARTICLE IX.

ARTICLE IX

INDEMNIFICATION

Section 9.01 Indemnification. In addition to (but not in duplication of) its other indemnification obligations (if any) under the Separation and Distribution Agreement or any other Ancillary Agreement, to the fullest extent permitted by Law, Licensee shall (and shall cause the other members of its Group to) indemnify, defend and hold harmless Licensor, each of the other members of Licensor’s Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Licensor Indemnitees”), from and against any and all Liabilities of the Licensor Indemnitees in connection with any suit, investigation, claim or demand of any Third Party to the extent relating to, arising out of or resulting from (i) any breach of this Agreement by Licensee or any member of its Group, (ii) any use by Licensee or any member of its Group of Licensor’s Licensed IP or (iii) any gross negligence or willful misconduct of Licensee or any member of its Group, or any of their directors, officers, employees or agents, in connection with this Agreement.

Section 9.02 Indemnification Procedures. The applicable procedures for indemnification set forth in Sections 4.5, 4.6 and 4.7 of the Separation and Distribution Agreement shall govern claims for indemnification under this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Further Assurances. Each Party shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments, that the other Party may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 10.02 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b) This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. The Separation and Distribution Agreement and the Ancillary Agreements, including this Agreement, together govern the arrangements in connection with the Separation and Distribution and would not have been entered independently.

(c) Varian represents on behalf of itself and each other member of the Varian Group and Varex represents on behalf of itself and each other member of the Varex Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d) Each Party acknowledges and agrees that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 10.03 Governing Law. This Agreement (and any Dispute arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 10.04 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party. Notwithstanding the foregoing, no such consent shall be required (a) (i) for the assignment of all of a Party’s rights and obligations under this Agreement in connection with a change of control of such Party, or a sale of all or substantially all of the assets of such Party, or (ii) for the assignment of certain rights and obligations of a Party under this Agreement that relate to any business segment of such Party in connection with a sale of such business segment, or of all or substantially all of the assets of such business segment, in either case ((i) or (ii)) so long as the resulting, surviving or transferee Person is not a competitor of the non-assigning Party, assumes the applicable rights and obligations by operation of Law or pursuant to a written agreement for the benefit of the non-assigning Party and exercises any assigned license or sublicense rights only in connection with the assets acquired from the assigning Party in such transaction, or (b) for the assignment of Licensor’s rights and obligations under this Agreement with respect to any item of Licensor’s Licensed IP in connection with a sale or other transfer of such item or Licensor’s (or its applicable Group member’s) rights therein, so long as the assignee’s rights in such item remain subject to the licenses and sublicenses granted to Licensee and the other members of its group hereunder.

Section 10.05 Third-Party Beneficiaries. Except as provided in ARTICLE IX with respect to the Licensor Indemnitees in their capacities as such and to the extent that a Party’s rights and licenses under this Agreement extend to other members of its Group, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any other Person except the Parties any rights or remedies hereunder and (b) there are no other third-party beneficiaries of this Agreement and this Agreement shall not provide any other Person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 10.06 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.06):

If to Varian, to:

Varian Medical Systems, Inc.
3100 Hansen Way
Palo Alto, California 94304
Attention:	General Counsel
Facsimile:	(650) 424-5988

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David C. Karp
Ronald C. Chen
Facsimile:	(212) 403-2000

and a copy to:

Osborn McDerby LLP
333 Bush Street, 21st Floor
San Francisco, California 94104
Attention:	Stephen Osborn
Facsimile:	(415) 237-6714

If to Varex, to:

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
Attention:	General Counsel
Facsimile:	(801) 978-5772

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David C. Karp
Ronald C. Chen
Facsimile:	(212) 403-2000

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 10.07 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 10.08 Force Majeure. No Party shall be deemed in default of this Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

Section 10.09 No Set-Off. Except as expressly set forth in the Separation and Distribution Agreement or any Ancillary Agreement or as otherwise mutually agreed to in writing by the Parties, neither Party nor any member of such Party’s Group shall have any right of set-off or other similar rights with respect to (a) any amounts received pursuant to this Agreement or the Separation and Distribution Agreement or any Ancillary Agreement; or (b) any other amounts claimed to be owed to the other Party or any member of its Group arising out of this Agreement or the Separation and Distribution Agreement or any Ancillary Agreement.

Section 10.10 Expenses. Except as otherwise expressly set forth in this Agreement or the Separation and Distribution Agreement, or as otherwise agreed to in writing by the Parties, all fees, costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement will be borne by the Party or its applicable Subsidiary incurring such fees, costs or expenses.

Section 10.11 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.12 Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party.

No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.13 Dispute Resolution. In the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any Party’s rights or obligations under this Agreement (whether arising in contract, tort or otherwise) (including the interpretation or validity of this Agreement), such Dispute shall be resolved in accordance with the dispute resolution process referred to in Article VII of the Separation and Distribution Agreement.

Section 10.14 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 10.15 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 10.16 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement; (c) Article, Section, Exhibit, Annex and Schedule references are to the Articles, Sections, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or New York, New York; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; (j) references in this Agreement to “Licensor’s Licensed IP” or “Licensed IP of a Party” shall be interpreted to refer to the Varex Licensed IP or the Varian Licensed IP, as applicable; and (h) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to January 27, 2017.

Section 10.17 Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

VAREX IMAGING CORPORATION

By:	/s/ Kimberley E. Honeysett
Name:	Kimberley E. Honeysett
Title:	Senior Vice President, General Counsel and Corporate Secretary